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                                                                      EXHIBIT 11
                             POLARIS INDUSTRIES INC.

                       COMPUTATION OF NET INCOME PER SHARE
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)

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                                                         Second Quarter         For the Six Months
                                                        Ended June 30,           Ended June 30,
                                                        --------------           --------------
                                                            1996       1995          1996      1995
                                                            ----       ----          ----      ----
Net Income for the Period                                $16,286    $12,535       $29,584   $25,475
                                                         -------    -------       -------   -------
                                                         -------    -------       -------   -------

Weighted Average Number of Outstanding:
     Common Shares                                        27,532     27,317        27,480    27,264

     Rights                                                  431        473           484       522

     Restricted stock plan                                    62          0            31         0

     Deferred Compensation Plan for Directors                  5          0             4         0

     Stock option plan                                        40          0            27         0
                                                         -------    -------       -------   -------

         Total common and common
         equivalent shares                                28,070     27,790        28,026    27,786
                                                         -------    -------       -------   -------
                                                         -------    -------       -------   -------

Net Income Per Share                                       $0.58      $0.45         $1.06     $0.92
                                                         -------    -------       -------   -------
                                                         -------    -------       -------   -------
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